UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2018

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2018, Digiliti Money Group, Inc., a Delaware corporation (the “Company” or “DGLT”), Digiliti Money, Inc., a Minnesota corporation and wholly owned subsidiary of DGLT (“DMI”), Urban FT Group, Inc., a Delaware corporation (“UFTG”) and FinTech Imaging Solutions, Inc., a Delaware corporation and affiliate of UFTG (“FTIS”), entered into a Merger Agreement (the “Merger Agreement”), pursuant to which, among other things, DMI will merge with and into FTIS, with FTIS becoming the surviving entity (the “Merger”).

Prior to the closing date of the Merger, and among other conditions to closing, DMI will transfer all of its core technology assets to Digital Money Technologies, Inc., a newly formed Minnesota corporation and subsidiary of DGLT (“DMT”) that is not subject to the Merger, and which entity will license said software pursuant to a Software License Agreement (the “Software License”) to Urban FT (North America), LLC, a Delaware limited liability company and wholly owned subsidiary of UFTG (“UFT-NA”) for two years for a license royalty fee of $360,000 per year. The Software License also grants UFT-NA a right of first refusal with respect to the Company’s core software assets being licensed by them, along with an option to purchase said software for $3,000,000.

In consideration of the Merger, DGLT shall receive a payment of $250,000, assumption of certain liabilities by FTIS, a Secured Promissory Note (the “FTIS Note”) issued by FTIS in the amount of $2,370,163 (which amount is subject to certain post-closing adjustments as specified in the Merger Agreement, based on certain liabilities of DMI and/or DGLT being assumed or paid by FTIS or its affiliates), and a cash fee during the first year after the closing date of a percentage of revenues relating to the DMI prepaid card business being acquired by FTIS. The terms of the FTIS Note further provide that it will be guaranteed by UFTG pursuant to a separate Guarantee agreement and, that repayment is secured by a lien on all of the assets of FTIS pursuant to a separate Security Agreement. The FTIS Note pays interest at a rate of 4% and matures in February 2020.

The Merger is anticipated to occur, presuming satisfaction of all closing conditions, no later than February 24, 2018.

Concurrent with the closing of the Merger, Urban FT Equities, Inc. (“UFTE”), DGLT and DMI shall agree to amend the terms of the Secured Promissory Note, dated September 1, 2017 (the “DGLT Note”), issued by the Company to UFTE (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 8, 2017) so as to have the same maturity date as the FTIS Note. The DGLT Note will also be amended so as to allow conversion into common stock of DGLT upon the occurrence of certain events.

The foregoing description of the Merger and the Merger Agreement and the related documents is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are herein incorporated by reference. The Merger Agreement and other transaction documents are further subject to completion prior to closing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Merger Agreement, dated January 25, 2018, by and among Urban FT Group, Inc., FinTech Imaging Solutions, Inc., Digiliti Money, Inc. and Digiliti Money Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2018

DIGILITI MONEY, INC.

By:	/s/ Bryan Meier
Bryan Meier
Interim Chief Executive Officer and Chief Financial Officer